                                                                       EXHIBIT 2


                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                               FEBRUARY 19, 1998

                                     AMONG

                              CASINO MAGIC CORP.,

                              HOLLYWOOD PARK, INC.

                                      AND

                            HP ACQUISITION II, INC.

                               TABLE OF CONTENTS
                               -----------------
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    Glossary of Defined Terms..............................................    iv

1.  THE MERGER AND RELATED MATTERS.........................................    1

    1.1   The Merger.......................................................    1
    1.2   Effective Time of the Merger.....................................    1
    1.3   Conversion of Common Shares......................................    2
    1.4   Dissenting Shares................................................    2
    1.5   [Reserved].......................................................    2
    1.6   [Reserved].......................................................    2
    1.7   Stock Options....................................................    2
    1.8   Convertible Securities...........................................    3
    1.9   Closing..........................................................    4

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................    4

    2.1    Corporate Existence and Power...................................    4
    2.2    Corporate Authorization.........................................    5
    2.3    Governmental Authorization......................................    5
    2.4    NonContravention................................................    6
    2.5    Capitalization..................................................    7
    2.6    Subsidiaries....................................................    7
    2.7    SEC Filings.....................................................    8
    2.8    Financial Statements............................................    9
    2.9    Disclosure Documents............................................   10
    2.10   Absence of Certain Changes......................................   10
    2.11   Licenses and Compliance.........................................   11
    2.12   No Undisclosed Liabilities......................................   13
    2.13   Litigation and Administrative Matters...........................   13
    2.14   Taxes...........................................................   13
    2.15   ERISA...........................................................   15
    2.16   Material Contracts..............................................   18
    2.17   Insurance Coverage..............................................   19
    2.18   Finders' Fees...................................................   19
    2.19   Employees.......................................................   19
    2.20   Other Information...............................................   21
    2.21   Environmental Matters...........................................   21
    2.22   Indebtedness to and from Officers, Directors and Shareholders...   23
    2.23   Vote Required...................................................   24
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                                      -i-
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    2.24  Intellectual Property Rights.....................................   24
    2.25  Takeover Provisions Inapplicable.................................   24
    2.26  Fairness Opinion.................................................   25
    2.27  No Excess Parachute Payments.....................................   25
    2.28  Real Property....................................................   25
    2.29  Title to Assets, Liens...........................................   27

3.        REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUBSIDIARY....   27

    3.1   Corporate Existence and Power....................................   27
    3.2   Corporate Authorization..........................................   27
    3.3   Governmental Authorization.......................................   28
    3.4   NonContravention.................................................   28
    3.5   Licenses.........................................................   29
    3.6   Litigation and Administrative Matters............................   30
    3.7   Financing........................................................   30

4.  COVENANTS OF THE COMPANY...............................................   31

    4.1   Conduct of the Company...........................................   31
    4.2   Other Offers.....................................................   33
    4.3   Shareholder Meeting..............................................   34

5.  COVENANTS OF BUYER.....................................................   34

    5.1   Obligations of Merger Subsidiary.................................   34
    5.2   Directors' and Officers' Indemnification and Insurance...........   34
    5.3   Employee Benefit Plans...........................................   35
    5.4   Employee Matters.................................................   35

6.  COVENANTS OF BUYER, MERGER SUBSIDIARY AND THE COMPANY..................   36

    6.1   Best Efforts.....................................................   36
    6.2   Certain Filings..................................................   36
    6.3   Public Announcements.............................................   36
    6.4   Further Assurances...............................................   37
    6.5   Preparation of Proxy Statement...................................   37
    6.6   Access to Information............................................   37
    6.7   Notices of Certain Events........................................   37

                                     -ii-
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7.  CONDITIONS TO THE MERGER...............................................   38

    7.1   Conditions to the Obligations of Each Party......................   38
    7.2   Conditions to the Obligations of Buyer and Merger Subsidiary.....   39
    7.3   Conditions to Obligations of the Company.........................   40

8.  TERMINATION............................................................   41

    8.1   Termination......................................................   41
    8.2   Effect of Termination............................................   42

9.  MISCELLANEOUS..........................................................   42

    9.1   Notices..........................................................   42
    9.2   No Survival of Representations and Warranties....................   43
    9.3   Amendments; No Waivers...........................................   43
    9.4   Expenses.........................................................   44
    9.5   Successors and Assigns...........................................   44
    9.6   Governing Law....................................................   44
    9.7   Counterparts; Effectiveness......................................   44
    9.8   Superseding Agreement, Parties in Interest.......................   45
    9.9   Schedules and Exhibits...........................................   45
    9.10  Invalid Provisions...............................................   45

                           GLOSSARY OF DEFINED TERMS

          The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"Acquisition Proposal"                      Section 4.2
"Affiliate"                                 Section 2.21.8.1
"Agreement"                                 Preamble
"Argentina Authorities"                     Section 2.3.4
"Balance Sheet Date"                        Section 2.8
"Balance Sheet"                             Section 2.8
"best knowledge of the Company"             Section 2.11
"Buyer"                                     Preamble
"Buyer Common Stock"                        Section 1.7
"Buyer Gaming Laws"                         Section 3.3.4
"Buyer Permits"                             Section 3.5
"Buyer Plans"                               Section 5.3
"Buyer SEC Reports"                         Section 3.5
"Buyer Substitute Option"                   Section 1.7.1
"CERCLA"                                    Section 2.21.8.3
"Closing"                                   Section 1.9
"Closing Date"                              Section 1.9
"COBRA"                                     Section 2.15.9
"Code"                                      Section 2.14.10
"Company 10-K"                              Section 2.6.1
"Company"                                   Preamble
"Company Financial Statements"              Section 2.8
"Company Gaming Laws"                       Section 2.3.4
"Company Leased Property"                   Section 2.28
"Company Owned Property"                    Section 2.28
"Company Permits"                           Section 2.11

"Company Real Property"                     Section 2.28
"Company SEC Reports"                       Section 2.7.1.4
"Company Securities"                        Section 2.5.3
"Confidentiality Agreement"                 Section 6.6
"Convertible Securities"                    Section 1.8
"Debt Instruments"                          Section 2.4.3
"Dissenting Shares"                         Section 1.4
"Effective Time"                            Section 1.2
"Encumbrance"                               Section 2.28.2
"Environmental Claim"                       Section 2.21.8.2
"Environmental Laws"                        Section 2.21.8.3
"ERISA"                                     Section 2.15.1
"Exchange Act"                              Section 2.3.3
"GAAP"                                      Section 2.8
"Governmental or Regulatory Authority"      Section 2.4.2
"Hazardous Substance"                       Section 2.21.8.4
"HSR Act"                                   Section 2.3.2
"Indemnified Party"                         Section 5.2.1
"Intellectual Property"                     Section 2.24
"IRS"                                       Section 2.15.2
"Lease Documents"                           Section 2.28.3
"Lien"                                      Section 2.4.4
"Louisiana Authorities"                     Section 2.3.4
"Magic Shares"                              Section 1.3.1
"Material Adverse Change"                   Section 2.10.1
"Material Adverse Effect"                   Section 2.1
"Material Contracts"                        Section 2.16.3
"Merger Consideration"                      Section 1.3.1
"Merger Subsidiary"                         Preamble

"Merger"                                    Recitals
"Minnesota Law"                             Section 1.2
"Mississippi Authorities"                   Section 2.3.4
"Nevada Authorities"                        Section 3.3.4
"Non-Plan Options"                          Section 1.7.1
"Option Plan"                               Section 1.7.1
"Permitted Encumbrance"                     Section 2.28.2
"Person"                                    Section 2.21.8.5
"Personnel"                                 Section 4.2
"Plan"                                      Section 2.15.1
"Plan of Merger"                            Section 1.1
"Proxy Statement"                           Section 2.9.1
"RCRA"                                      Section 2.21.8.3
"Real Property"                             Section 2.21.2
"requesting party"                          Section 6.6
"Restrictions"                              Section 2.28.4
"Returns"                                   Section 2.14.1
"Right-to-Know-Act"                         Section 2.21.8.3
"SEC"                                       Section 1.7.2
"Securities Act"                            Section 2.7.2
"Signing Price"                             Section 1.7.1
"Subsidiary Securities"                     Section 2.6.2.2
"Subsidiary" or "Subsidiaries"              Section 2.6.1
"Superior Proposal"                         Section 4.2
"Surviving Corporation"                     Section 1.1
"Tax" or "Taxes" or "Taxable"               Section 2.14.14

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER dated as of February 19, 1998 (this "Agreement") among CASINO MAGIC CORP., a Minnesota corporation (the "Company"), HOLLYWOOD PARK, INC., a Delaware corporation ("Buyer"), and HP ACQUISITION II, INC., a Minnesota corporation and a wholly-owned subsidiary of Buyer ("Merger Subsidiary").

     A. Buyer, the Company and Merger Subsidiary wish to provide for the terms and conditions of the following described business combination in which Merger Subsidiary will be merged (the "Merger") with and into the Company.

     B. Simultaneously with the execution of this Agreement, certain shareholders of the Company have agreed in writing to vote their respective shares of capital stock of the Company in favor of the Merger.

     C. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     Accordingly, and in consideration of the representations, warranties, agreements and conditions herein contained, the parties hereto agree as follows:

1.   THE MERGER AND RELATED MATTERS

     1.1  The Merger.
          ----------

     Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Merger Subsidiary shall be merged with and into the Company pursuant to the terms and conditions set forth herein and in a plan of merger (the "Plan of Merger"). At the Effective Time, the separate existence of Merger Subsidiary shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

     1.2  Effective Time of the Merger.
          ----------------------------

     As soon as practicable (but in no event later than three (3) business days) after each of the conditions set forth in Section 7 hereof (other than the condition that articles of merger be filed and become effective) have been satisfied or waived, the Company and Merger Subsidiary will file, or cause to be filed, articles of merger with the Secretary of State of Minnesota which articles of merger shall be in the form required by and executed in accordance with the applicable provisions of the Business Corporation Act of Minnesota ("Minnesota Law"). The Merger shall become effective at the time the articles of merger for such merger is filed with the Secretary of State of Minnesota (the "Effective Time").

     1.3  Conversion of Common Shares.
          ---------------------------

     At the Effective Time:

          1.3.1 Except as otherwise provided herein, each share of common stock of the Company, par value $0.01 per share (the "Magic Shares"), issued and outstanding immediately prior thereto (except for Dissenting Shares as defined in Section 1.4 hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive two dollars twenty-seven cents ($2.27) in cash (the "Merger Consideration"); and

          1.3.2 Each issued and outstanding share of capital stock of Merger Subsidiary shall be converted into and become one fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation. Each stock certificate of Merger Subsidiary evidencing ownership of any such shares shall continue to evidence ownership of such converted shares of Common Stock of the Surviving Corporation.

     1.4  Dissenting Shares.
          -----------------

     Any Magic Shares held by a holder who dissents from the Merger and becomes entitled to obtain payment for the value of such Magic Shares pursuant to the applicable provisions of Minnesota Law shall be herein called "Dissenting Shares." Any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be converted into the right to receive the Merger Consideration; provided, however, that Magic Shares held by a dissenting shareholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of Minnesota Law, or otherwise fails to establish the right of such shareholder to be paid the value of such shareholders' shares under Minnesota Law shall be deemed to be converted into the right to receive the Merger Consideration pursuant to the terms and conditions referred to above.

     1.5  [Reserved]
          ----------

     1.6  [Reserved]
          ----------

     1.7  Stock Options.
          -------------

          1.7.1 All options to acquire Magic Shares issued under the Company's 1992 Incentive Stock Option Plan (the "Option Plan") and granted outside of the Option Plan ("Non-Plan Options") outstanding at the Effective Time shall be exchanged upon the Effective Time of the Merger and the holders thereof shall be entitled to receive options to acquire the Buyer's Common Stock, par value $.10 per share ("Buyer Common Stock"), at an exercise price and on other terms as follows. All options issued under the Option Plan and the Non-Plan Options shall be exchanged for options to purchase Buyer Common Stock (the "Buyer Substitute Option") at an exercise price equal to the number obtained by (i) dividing the current exercise price of such options to purchase Magic Shares by the Merger Consideration, and (ii) multiplying the resulting amount by the Signing Price. As used herein, "Signing Price" shall mean the average closing sales price of the Buyer Common Stock for the ten trading days immediately preceding the date on which this Agreement is executed. The number of shares into which any such Buyer Substitute Option shall be exercisable shall be the number obtained by (x) dividing the Merger Consideration by the Signing Price and multiplying such quotient by (y) the number of Magic Shares subject to the option to buy Magic Shares that was exchanged for such option to acquire shares of Buyer Common Stock. For example, if (A) the exercise price of a current Company option was $4.00, (B) the Merger Consideration was $2.00, (C) the Signing Price was $16.00, and (D) the number of Company options held by a holder was 1,000, then on the Effective Date the holder would receive in exchange for his Company options, options to purchase an aggregate of 125 shares of Buyers' Common Stock (two dollars divided by sixteen dollars times 1,000 shares) at an exercise price of $32.00 per share (e.g., (four dollars divided by two dollars) times sixteen dollars). The vesting of each Buyer Substitute Option that is exchanged for options to purchase Magic Shares shall be the same as the vesting with respect to the exchanged option to purchase Magic Shares.
In all other respects, the terms of the Buyer Substitute Options shall be governed by the provisions of Buyer's stock option plan so long as, compared to the provision of the Option Plan or the Non-Plan Options, as applicable, the provisions of the Buyer Option Plan do not materially adversely affect the rights of the holders of options to purchase Magic Shares, in which case such provisions of the Buyer Substitute Options shall be governed by the terms of the Option Plan or the Non-Plan Options, respectively. As promptly as practicable after the Effective Time, Buyer shall issue to each holder of an option under the Option Plan or a Non-Plan Option a written instrument evidencing Buyer's assumption of such option on the terms provided herein.

          1.7.2 Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery with respect to options to purchase Magic Shares issued under the Option Plan and the Non-Plan Options, as adjusted in accordance with this Section 1.7. As soon as practicable after the Effective Time, Buyer shall (a) file registration statements on Form S-8 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act (or any successor or other appropriate form) with respect to the shares of Buyer Common Stock subject to Buyer Substitute Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding and (b) cause the shares of Buyer Common Stock issuable upon exercise of the Buyer Substitute Options to be listed on the New York Stock Exchange. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, Buyer shall administer the Buyer Substitute Options in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

     1.8  Convertible Securities.
          ----------------------

     On the Effective Time, the sole right of the holders of those certain warrants to purchase an aggregate of 980,000 Magic Shares prior to October 22, 1998 at a price of $2.75 per share and 50,000 Magic Shares prior to October 5, 1999 at a price of $7.35 per share (the "Convertible Securities") which are outstanding at the Effective Time shall be the right to receive the Merger Consideration upon payment of the exercise price of the Convertible Securities.

     1.9  Closing.
          -------

     Subject to the provisions of Section 7 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable (but in no event later than three (3) business days) after satisfaction of all of the conditions to Closing at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, or such other place and time as the parties may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Buyer that:

     2.1  Corporate Existence and Power.
          -----------------------------

     The Company is a corporation duly incorporated, validly existing and in active status under the laws of the State of Minnesota, and has all corporate powers and authority required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions in which the failure to be so qualified, individually or in the aggregate, are not and could not be reasonably expected to have a Material Adverse Effect on the Company. As used herein, "Material Adverse Effect" with respect to any person means a material adverse effect on the financial condition, business, assets or results of operations of such person and its Subsidiaries (as defined in Section 2.6) taken as a whole; provided however, that, with respect to the Company, Material Adverse Effect
-------- -------
shall not include any state of facts, event, change or effect (i) disclosed in this Agreement (excluding matters disclosed in the Company's SEC Reports (as defined herein) unless such matters are specifically disclosed in this Agreement or the Schedules hereto) or any schedule to this Agreement to the extent of the Company's estimate of the liability or obligation associated with such matters (but to such extent, only if an estimate has been made) and excluding the matter disclosed under the heading "Louisiana Gaming Control Board" on Schedule 2.13 or
(ii) generally affecting companies in the gaming industry nationally (e.g., imposition of a national gaming tax). The Company has heretofore delivered to Buyer true and complete copies of the articles of incorporation and bylaws (or equivalent charter documents) of the Company and each Subsidiary of the Company in each case as currently in effect. Neither the Company nor any of its Subsidiaries is in violation of any term or provision of its charter, bylaws, or other organizational document where the consequence of such violation could reasonably be expected to have a Material Adverse Effect on the Company.

     2.2  Corporate Authorization.
          -----------------------

     The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for any required approval by the Company's shareholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed by the Company and, subject to obtaining the approval of the Merger by the Company's shareholders, constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors rights generally and by general equitable principles, regardless of whether such enforcement is considered in a proceeding in equity or at law. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of the directors present (a) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) approved the Merger and this Agreement in accordance with the provisions of Sections 302A.613 of the Minnesota Law and the Company's Articles of Incorporation and Bylaws, (c) recommended the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby to the holders of the Magic Shares and directed that the Merger and this Agreement may be submitted for consideration by the Company's shareholders at the meeting of the Company's shareholders, and (d) taken all necessary steps to render the restrictions of Sections 302A.671 of the Minnesota Law inapplicable to the Merger and the transactions contemplated by this Agreement. The affirmative vote of the holders of a majority of all outstanding Magic Shares entitled to vote approving this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     2.3  Governmental Authorization.
          --------------------------

     The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than such consents, approvals, actions, filings and notices which the failure to make or obtain could not be reasonably expected to have a Material Adverse Effect on the Company or on the ability of the Company to consummate the transactions contemplated hereby and:

          2.3.1 the filing of articles of merger in accordance with Minnesota Law and the filing of appropriate documents with relevant authorities of other states in which the Company is qualified to do business;

          2.3.2 compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act");

          2.3.3 compliance with any applicable requirements of the Exchange Act, and the rules and regulations promulgated thereunder; and

          2.3.4 compliance with any applicable requirements of the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder (the "Mississippi Authorities") and the Louisiana Gaming Control Act and the rules and regulations promulgated thereunder (the "Louisiana Authorities") and, with respect to the Provincial Government of Neuquen, Argentina (the "Argentina Authorities"), no approval or consent (but merely notice) is required (collectively, the "Company Gaming Laws"); provided, that no representation or warranty is made herein with respect to any requirement to obtain any consent or approval of the Argentina Authorities in connection with the transactions contemplated hereby as a result of the condition of or any action taken by Buyer or Merger Subsidiary.

     2.4  Non-Contravention.
          -----------------

     Except as set forth on Schedule 2.4 hereto, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not:

          2.4.1 contravene or conflict with the articles of incorporation or bylaws of the Company or any Subsidiary of the Company;

          2.4.2 subject to obtaining the consents and approvals described in
Section 2.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States; any foreign country; any sovereign nation, or any domestic, foreign or other state, country, city of other political subdivision (a "Governmental or Regulatory Authority") binding upon or applicable to the Company or any Subsidiary of the Company, except such contraventions, conflicts and violations which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company or its ability to consummate the transactions contemplated hereby;

          2.4.3 subject to obtaining the consents and approvals described in
Section 2.3, constitute a breach or violation of or default under (with or without notice or lapse of time or both) or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary of the Company or to a loss of any benefit to which the Company or any Subsidiary of the Company is entitled under any provision of any agreement, contract, lease, indenture or other instrument binding upon the Company or any Subsidiary of the Company, or their respective properties or assets, including the Company's 13% Series B First Mortgage Notes due 2003 with contingent interest and 11.5% First Mortgage Notes due 2001 (collectively, the "Debt Instruments") or any license, franchise, permit or other similar authorization held by the Company or any Subsidiary of the Company except such defaults, terminations, cancellations or accelerations which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company or its ability to consummate the transactions contemplated hereby; or

          2.4.4  subject to obtaining the consents and approvals described in
Section 2.3, result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary of the Company, except such Liens which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company or its ability to consummate the transactions contemplated hereby. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     2.5  Capitalization.
          --------------

     The authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.01 par value per share, and 2,500,000 shares of undesignated stock. As of February 17, 1998, there were 35,722,124 issued and outstanding Magic Shares and no issued and outstanding shares of undesignated stock. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. As of the date of this Agreement, there were qualified employee stock options to purchase an aggregate of 1,274,200 Magic Shares pursuant to the Option Plan, non-qualified director options to purchase an aggregate of 60,000 Magic Shares pursuant to the Option Plan, stock options to purchase an aggregate of 1,027,500 Magic Shares outside of the Option Plan as indicated in Schedule 2.5, and warrants to purchase an aggregate of 1,030,000 Magic Shares. Except as set forth in this Section or in
Schedule 2.5, there are outstanding:

          2.5.1 no shares of capital stock or other voting securities of the Company;

          2.5.2 no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company; and

          2.5.3 no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in Sections 2.5.1, 2.5.2 and 2.5.3 being referred to collectively as the "Company Securities"). There are no outstanding contractual obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Securities.

     2.6  Subsidiaries.
          ------------

          2.6.1 Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and authority required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing and licensed in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities make such qualification or licensing necessary, except for those jurisdictions in which failure to be so qualified or licensed could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company. For purposes of this Agreement, as to any person, "Subsidiary" or "Subsidiaries" means an entity or entities of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such person and which is a "significant subsidiary," or are significant subsidiaries, as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act. All Subsidiaries of the Company and their respective jurisdictions of incorporation are identified in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996, as amended (the "Company 10-K").

          2.6.2 Except as set forth in Schedule 2.6.2 hereto, all of the outstanding capital stock of, or other ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, other than limitations or restrictions pursuant to applicable gaming laws and regulations. Except as set forth on
Schedule 2.6.2 hereto, as of the date of this Agreement, there are no outstanding:

               2.6.2.1 Company Securities, or Subsidiary Securities (as defined herein), which are convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary; and

               2.6.2.2 Options or other rights to acquire from the Company or any Subsidiary of the Company, or other obligation of the Company or any Subsidiary of the Company to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary (the items in Sections 2.6.2.1 and 2.6.2.2 being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of the Company or other person.

               2.6.2.3 Voting trusts, proxies or other commitments, understanding restrictions or arrangements in favor of any person other than the Company or a Subsidiary that is wholly-owned, directly or indirectly, by the Company with respect to the voting of or right to participate in dividends or other earnings or any capital stock of any Subsidiary of the Company.

               2.6.2.4 Interests of the Company in any other corporation, partnership, joint venture or other business association or entity.

     2.7  SEC Filings.
          -----------

          2.7.1 The Company has delivered or made available to Buyer:

               2.7.1.1 the annual reports on Form 10-K for its fiscal years ended December 31, 1995 and 1996 and all amendments thereto;

               2.7.1.2 the quarterly reports on Form 10-Q for its fiscal quarters ending March 31, 1997, June 30, 1997 and September 30, 1997;

               2.7.1.3 its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held since December 31, 1996; and

               2.7.1.4 all of its other reports, statements, schedules and registration statements filed with the SEC (the "Company SEC Reports") since December 31, 1996 (as such reports and documents have been supplemented or amended since the time of their filing).

          2.7.2 As of their respective dates, the Company SEC Reports complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the respective rules and regulations promulgated thereunder, as the case may be, each in effect on the dates such Company SEC Reports were filed. As of their respective dates, each of the Company SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          2.7.3 The Company has filed all required material reports, proxy statements and registration statements with the SEC and under any Company Gaming Laws since December 31, 1995.

     2.8  Financial Statements.
          --------------------

     The audited consolidated financial statements of the Company included in its annual reports on Form 10-K referred to in Section 2.7.1 and the unaudited interim consolidated financial statements (including in each case the notes thereto) included in the Company SEC Reports (collectively, the "Company Financial Statements") were prepared in accordance with the books and records of the Company and its Subsidiaries, fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments (which are not expected to have, individually or in the aggregate, a Material Adverse Effect on the Company)), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations, shareholders' equity and cash flows for the periods then ended and were prepared in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and comply as to form in all material respects with the published rules and regulations of the SEC applicable to such statements. For purposes of this Agreement,

"Balance Sheet" means the consolidated balance sheets of the Company as of September 30, 1997 set forth in the Company's 10-Q for the fiscal quarter ended September 30, 1997 and "Balance Sheet Date" means September 30, 1997.

     2.9  Disclosure Documents.
          --------------------

          2.9.1 The Proxy Statement of the Company (as amended and supplemented from time to time, the "Proxy Statement") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

          2.9.2 None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in the Proxy Statement will, (i) at the time the Proxy Statement is filed with the SEC, (ii) at the date of mailing to shareholders and (iii) at the times of the meeting of Company's shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that no representation is made by the Company in this Section 2.9 with respect to information supplied in writing by or on behalf of Buyer or any of its Subsidiaries for inclusion in such documents or information incorporated by reference therein from documents filed by Buyer or any of its Subsidiaries with the SEC.

     2.10 Absence of Certain Changes.
          --------------------------

     Except as disclosed in the Company SEC Reports filed and publicly available prior to the date hereof, or in Schedule 2.10 hereto, since the Balance Sheet Date, the Company and Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

          2.10.1 any Material Adverse Change (as defined herein) or any event, occurrence or development of a state of circumstances or facts which alone or together with another fact could reasonably be expected to result in a Material Adverse Change. As used in this Agreement, with respect to any person, "Material Adverse Change" means any material adverse change in the business, assets, financial condition or results of operations of the Company or any of its Subsidiaries which would have a Material Adverse Effect;

          2.10.2 any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary of the Company;

          2.10.3 any amendment of any material term of any outstanding security of the Company or any Subsidiary of the Company;

          2.10.4 any incurrence, assumption or guarantee by the Company or any Subsidiary of the Company of any indebtedness in excess of $1,000,000, other than in the ordinary course of business and in amounts and on terms consistent with past practices;

          2.10.5 any creation or assumption by the Company or any Subsidiary of the Company of any material Lien on any material asset other than in the ordinary course of business consistent with past practices;

          2.10.6 any making of any loan, advance or capital contributions to or investment in excess of $500,000 in any person, other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

          2.10.7 any damage, destruction or other casualty loss (other than damage, destruction or loss that is covered by insurance) affecting the business or assets of the Company or any Subsidiary of the Company which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company;

          2.10.8 any change in any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

          2.10.9 any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary of the Company,
(ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary of the Company, (iii) any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) any increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary of the Company, other than in the ordinary course of business consistent with past practice; or

          2.10.10 any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

     2.11 Licenses and Compliance.
          -----------------------

     The Company and each of its Subsidiaries and each of their respective directors, officers, gaming managers and other key employees possess all licenses (including gaming licenses issued pursuant to the Mississippi Authorities, the Louisiana Authorities and the Argentina Authorities), permits, authorizations, approvals, findings of suitability, franchises, and orders ("Company

Permits") of any Governmental or Regulatory Authority which are necessary for the Company to engage in the business of owning and operating the casino facilities and the businesses and operations owned and operated by the Company and such Subsidiary, each of which is in full force and effect in all material respects, except such permits, licenses, variances, exemptions, orders and approvals which the failure to hold, individually or in the aggregate, is not having and could not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are in compliance with the terms of the Company Permits, and all other Federal, state, local or foreign statutes, rules, regulations, findings of suitability, license, registration or other authorization, including any condition or limitation thereon (including any Federal, foreign or state laws relating to currency transactions), except failures to so comply which, individually or in the aggregate, are not having and could not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the Company and any of its Subsidiaries are not in violation of or default under any law, regulation or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect on the Company. To the best knowledge of the Company, no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension or termination of any Company Permit that currently is in effect the loss of which either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, "best knowledge of the Company" shall mean the actual knowledge of Marlin Torguson, James E. Ernst, Jay Osman, Robert Callaway, Gerald Compton, Joseph Billheimer, Jeffrey Dahl or Juris Basins. To the best knowledge of the Company, the Company and its Subsidiaries and each of their respective directors, officers, gaming managers and other key employees are in compliance with the terms of the Company Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No investigation or review by any Governmental or Regulatory Authority with respect to the Company or any of its Subsidiaries is pending, or, to the best knowledge of the Company, threatened, nor has any governmental entity indicated to the Company an intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in this Section 2.11, to the best knowledge of the Company, neither the Company nor any Subsidiary nor any director, officer, gaming manager or key employee of the Company or any Subsidiary has received any written claim, demand, notice, complaint, court order or administrative order from any governmental entity in the past three years, asserting that a license of it or them, as applicable, under any Company Gaming Laws, should be revoked or suspended except such revocations or suspensions as could not be reasonably expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries knows of any facts, which, if known to the regulators under the Company Gaming Laws, could reasonably be expected to result in the revocation or suspension of a license of its or them, or of any officer, directors, gaming manager, or key employee under any Company Gaming Laws or would be reasonably expected to disqualify it or them from licensing under the Company Gaming Laws, except such revocations, suspensions or disqualifications as could not be reasonably expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its

Subsidiaries has suffered a suspension or revocation of any material license held under the Company Gaming Laws.

     2.12 No Undisclosed Liabilities.
          --------------------------

     There are no liabilities of the Company or any Subsidiary of the Company of any nature (whether accrued, contingent, absolute, determined, determinable or otherwise) that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto, other than:

          2.12.1 liabilities disclosed or provided for in the Company SEC Reports filed and publicly available prior to the date hereof or in the Balance Sheet or in the notes thereto;

          2.12.2 liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, or which in the aggregate could not be reasonably expected to have a Material Adverse Effect on the Company; and

          2.12.3  liabilities under this Agreement.

     2.13 Litigation and Administrative Matters.
          -------------------------------------

          Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or as set forth in Schedule 2.13 hereto:

          2.13.1 There is no action, suit or proceeding pending or, to the best knowledge of the Company, threatened against, relating to or affecting, nor are there any Governmental or Regulatory Authority investigations or audits pending or threatened to the knowledge of the Company, against, relating to or affecting, the Company or any of its Subsidiaries (or any director, officer, gaming manager, or key employee) or any of their respective assets or properties before any court or governmental agency, authority or body or arbitrator (nor to the best knowledge of the Company is there any reasonable basis for any such proceeding, claim, action or investigation) which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect on the Company or its ability to consummate the transactions contemplated by this Agreement; and

          2.13.2 Neither the Company nor any Subsidiary of the Company (nor any director, officer, gaming manager or key employee) is subject to any order, judgment or decree of any Governmental or Regulatory Authority which, individually or in the aggregate, is having or could reasonably be expected to have a Material Adverse Effect on the Company.

     2.14 Taxes.
          -----

     Except as set forth in Schedule 2.14 hereto:

          2.14.1 the Company and its Subsidiaries have timely filed, been included in or sent, and will, prior to the Closing, timely file, be included in or send all returns, declarations and reports and information returns and statements required to be filed or sent by or relating to any of them prior to the Closing relating to any Taxes (as defined below) with respect to any income, properties or operations of the Company or any Subsidiary of the Company prior to the Closing (collectively, the "Returns");

          2.14.2  as of the time of filing, the Returns:

               2.14.2.1 correctly reflected (and, as to any Returns not filed as of the date hereof, will correctly reflect) the facts regarding the income, business, assets, operations, activities and status of the Company and its Subsidiaries and any other information required to be shown therein;

               2.14.2.2 constitute (and, as to any Returns not filed as of the date hereof, will constitute) complete and accurate representations of the Tax liabilities for the periods covered; and

               2.14.2.3 accurately set forth all items (to the extent required to be included or reflected in the Returns) relevant to future Tax liabilities, including the Tax bases of properties and assets;

          2.14.3 the Company and its Subsidiaries have timely paid or made provision for all Taxes that have been shown as due and payable on the Returns that have been filed;

          2.14.4 the Company and its Subsidiaries have made or will make provision for all Taxes payable for any periods that end before the Closing for which no Returns have yet been filed and for any periods that begin before the Closing and end after the Closing to the extent such Taxes are attributable to the portion of any such period ending at the Closing;

          2.14.5 the charges, accruals and reserves for Taxes reflected on the Company Financial Statements are adequate to cover the Tax liabilities accruing or payable by the Company and its Subsidiaries in respect of periods prior to the date of the Company Financial Statements;

          2.14.6 neither the Company nor any Subsidiary of the Company is delinquent in the payment of any Taxes or has requested any extension of time within which to file or send any Return, which Return has not since been filed or sent;

          2.14.7 no deficiency for any Taxes has been asserted or assessed against the Company or any Subsidiary of the Company (or any member of any affiliated or combined group of which the Company or any Subsidiary of the Company is or has been a member for which either the Company or any Subsidiary of the Company could be liable for which the Company has not provided adequate reserves in accordance with GAAP;

          2.14.8 neither the Company nor any Subsidiary of the Company has granted any extension of the limitation period applicable to any Tax claims and neither the Company nor any Subsidiary of the Company has waived any such limitation period;

          2.14.9 neither the Company nor any Subsidiary of the Company is or has been a party to any tax sharing agreement with any corporation which, as of the Closing, is not a member of the affiliated group of which the Company is a member;

          2.14.10 neither the Company nor any Subsidiary of the Company has made any election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code");

          2.14.11 the Company has not, for the 5-year period preceding the Closing, been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code;

          2.14.12 no Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated in this Agreement;

          2.14.13 neither the Company nor any Subsidiary has made any disclosure under Section 6662 of the Code (or under any comparable provision of state law); and

          2.14.14 "Tax" (and with the corresponding meaning "Taxes" and "Taxable") shall include (i) any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (domestic or foreign) and (ii) any liability for the payment of any amount of the type described in clause (i) as a result of being a member of an affiliated or combined group.

     2.15 ERISA.
          -----

          2.15.1 Schedule 2.15 lists all employee welfare benefit plans and all employee pension benefit plans within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained, contributed or required to be contributed to by the Company or any Subsidiary of the Company, any similar employment, severance or other arrangement or policy of the Company or any Subsidiary (whether written or oral) providing for insurance coverage (including self-insured arrangements), worker's compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits (a "Plan"). No trust funds are maintained or required to be maintained in connection with any Plan which is not an employee pension benefit plan within the meaning of ERISA. There are no Plans which Buyer or the Surviving Corporation will not be able to terminate within a reasonable period of time after the Closing Date (except as such termination may be prohibited by Section

401(k)(10) of the Code) in accordance with their terms and ERISA. The Company has delivered or made available to Buyer true and complete copies of: (i) each of the Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder, (ii) the currently effective Summary Plan Description pertaining to each of the Plans,
(iii) the most recent annual report on a form of the 5500 Series for each of the Plans (including all relevant schedules), and (iv) as to each such Plan that is funded, the Company has delivered or made available to Buyer a true, correct and complete copy of the most recent annual financial report with respect to such plan, and any subsequent interim report. Each such financial report and interim report is a materially accurate description of the financial status of the subject Plan, and there have been no Material Adverse Changes in the financial status of any such Plan since the date of the most recent report provided with respect thereto.

          2.15.2 Schedule 2.15 specifically identifies each Plan which is represented to be a qualified plan under Section 401(a) of the Code. With respect to each Plan so identified, the following are true: (i) to the knowledge of the Company, the plan, in form and operation, currently satisfies, and for all years subsequent to the establishment of such plan has satisfied, the qualification requirements of Section 401(a) or 403(a) of the Code, as applicable; and (ii) except as identified on Schedule 2.15, the Internal Revenue Service (the "IRS") has issued a favorable letter of determination with respect to the Plan as amended to date, and all amendments required by the Code as a condition of retention of such qualified status as of the date hereof have been or will be adopted within time limits required to maintain such status. To the knowledge of the Company, each plan is and has been operating in compliance with its terms, ERISA and all amendments required by the Tax Reform Act of 1986 and subsequent legislation and regulations, except for such failures to comply which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered or will deliver a true, correct and complete copy of all letters of determination with respect to all such Plans as amended to date. No event has occurred which could subject any Plan to tax under Section 511 of the Code. Each Plan intended to meet the requirements for tax-favored treatment under Sections 79, 104, 105, 106, 125 and 129 of Subchapter B of Chapter 1 of the Code meets such requirements.

          2.15.3 The Company and each of its Subsidiaries do not now maintain, contribute to, or been required to contribute to, and is not required to contribute to, nor, except as set forth on Schedule 2.15 have any of them at any time maintained, contributed to, or been required to contribute to any Plan which is subject to Title IV of ERISA. Except as set forth in Schedule 2.15, all contributions payable to any Plan for any plan year ending prior to the date hereof have been paid in full on a timely basis or reserves adequate for such contributions or other payments have been or will be reflected in the applicable financial statements of the Company, and no accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA) has been incurred.

          2.15.4 No event has occurred, and there exists no condition or set of circumstances in connection with any Plan of the Company, under which the Company or any Subsidiary of the Company, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Section 502(l) of ERISA, Title IV of ERISA or Section 4975 of the Code.

          2.15.5 To the knowledge of the Company, the Company and each of its Subsidiaries have (i) filed or caused to be filed each and every return, report, statement, notice, declaration and other document required to be filed by any governmental agency, federal, state and local (including, without limitation, the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation) with respect to each Plan sponsored or maintained by the Company or any Subsidiary of the Company, and the Company delivered or made available to Buyer all records with respect to such plans as are required for their proper administration and proper continued reporting and disclosure; and (ii) complied with all applicable participant disclosure requirements of ERISA, except for such failures to comply with (i) and (ii) hereof, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

          2.15.6 Except in connection with their Subsidiaries, the Company and each of its Subsidiaries is not and has never been a member of a controlled group of corporations, an unincorporated trade or business under common control, or a member of an affiliated service group (as such terms are defined in Sections 414(b), 414(c) and 414(m) of the Code), involving any other entity.

          2.15.7 Except as described in Schedule 2.15, there are no "leased employees" (as defined in Section 414(n) of the Code) who performed services for the Company or any Subsidiary of the Company, nor are there any persons who are anticipated to become leased employees before the Effective Time.

          2.15.8 Except as described on Schedule 2.15, the Company and its Subsidiaries do not maintain any Plan providing medical, health or insurance benefits to former employees other than health coverage mandated by Section 4980B of the Code. Except as described on Schedule 2.15, there is no contract, agreement or benefit arrangement covering any employee of the Company, which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the Code). Except as described on Schedule 2.15, the execution and performance of this Agreement will not (i) result in any obligation or liability (with respect to accrued benefits or otherwise) of the Company, Buyer or the Surviving Corporation to any Plan or to any present or former employee of the Company,
(ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any present or former employee, officer, director, shareholder, contractor, or consultant, or any of their dependents, or (iii) accelerate the time of payment or vesting, or increase the amount, or any compensation due to any employee, officer, director, shareholder, contractor, or consultant of the Company. The Company has not announced, seriously contemplated, or made any commitment to making any amendment of any existing Plan or any creation of any new Plan which would result in a binding obligation of the Company.

          2.15.9 To the knowledge of the Company, the Company and its Subsidiaries have complied in all material respects with the "COBRA" requirements of Section 4980B of the Code, except for such failures to comply which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

          2.15.10 Other than routine claims for benefits under the Plans, there are no pending, or to the best knowledge of the Company, threatened, investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company or any Subsidiary as the employer or sponsor under any Plan, with any of the IRS, the Department of Labor, the Pension Benefit Guarantee Corporation, any participant in or beneficiary of any Plan, or any other person whomsoever. The Company knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.

     2.16 Material Contracts.
          ------------------

          2.16.1 Except as disclosed in the Company SEC Reports filed prior to the date hereof or in Schedule 2.16, neither the Company nor any of its Subsidiaries is a party on the date of this Agreement to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness in an amount exceeding $500,000, (ii) other contract, agreement or commitment to be performed after the date hereof which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the Commission), or (iii) contract, agreement, or commitment which materially restricts the conduct of any line of business by the Company.

          2.16.2 Except as disclosed in Schedule 2.16, neither the Company nor any of its Subsidiaries is a party on the date hereof to any oral or written agreement which, by its terms, directly obligates any parent (i.e., any entity owning more than 50% of the Company's voting securities) of the Company with respect to any of the Company's obligations under such agreement (it being understood that a "successors and assigns" provision in any such agreement shall not be deemed to be such a term).

          2.16.3 Except as disclosed in the Company SEC Reports filed prior to the date hereof or in Schedule 2.16 hereto, all agreements, contracts, plans, leases, arrangements and commitments disclosed or required to be disclosed in the Company's SEC filings referred to in Section 2.7 (the "Material Contracts"), including the Debt Instruments, are valid and binding agreements of the Company or a Subsidiary, are in full force and effect, and neither the Company, any Subsidiary of the Company, nor, to the knowledge of the Company, any other party thereto is in breach or violation of, or in default in the performance of any term or provision and no event has occurred which, with notice or lapse of time or both could be reasonably expected to result in a default under (i) the certificate of incorporation or bylaws (or other comparable charter documents) of the Company or any of its Subsidiaries or (ii) any Material Contract, except, in the case of clause (ii), such breaches, violations and defaults that, individually or in the aggregate, are not having and could not be reasonably expected to have Material Adverse Effect on the Company or any Subsidiary.

     2.17  Insurance Coverage.
           ------------------

          2.17.1 The Company and its Subsidiaries have obtained and, as of the date of this Agreement, maintain in full force and effect insurance policies, which are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and its Subsidiaries in the locations in which the Company and its Subsidiaries conduct their respective businesses.

          2.17.2 The Company has furnished to Buyer a list of, and true and complete copies of, all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries. Except as set forth on Schedule 2.17.2, there is no claim by the Company or any Subsidiary of the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except such claims that, individually and in the aggregate, are not having and could not reasonably be expected to have a Material Adverse Effect on the Company. All premiums payable under all such policies and bonds have been paid by the Company and its Subsidiaries. The Company does not know of any threatened termination of, or premium increase with respect to, any of such policies or bonds, except such terminations or premium increases that, individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth on Schedule 2.17.2, the Company does not know of any pending or threatened uninsured claims which individually or in the aggregate could be reasonably expected to have a Material Adverse Effect on the Company.

     2.18 Finders' Fees.
          -------------

     Except for Wasserstein Perella & Co., Inc. and Furman Selz LLC whose fees (which have been disclosed to Buyer separately in writing) will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of the Company or any Subsidiary of the Company who might be entitled to any fee or commission from Buyer or the Company or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

     2.19 Employees.
          ---------

     As of the date of this Agreement, except as set forth in Schedule 2.19 hereto or as otherwise provided in this Agreement:

          2.19.1 the Company and each of its Subsidiaries have paid in full, or fully accrued for in the Financial Statements, all wages, salaries, commissions, bonuses, severance payments, vacation payments, holiday pay, sick pay, pay in lieu of compensatory time and other compensation due or to become due to all current and former employees of the Company and each of its Subsidiaries for all services performed by any of them; and all withholding required with regard to employees has been properly withheld and transmitted to the appropriate entity.

          2.19.2 (a) except for requirements to give notice of termination of employment at least 30 days prior to such date of termination, upon the Effective Time and the date of termination of the employment of any employees of the Company or any Subsidiary of the Company, none of the Company, any Subsidiary of the Company, Buyer nor the Merger Subsidiary will be liable to such employee for "severance pay" or similar payment in excess of an amount equal to three months salary for such employee, (b) those employees entitled to severance in the event of termination, the circumstances requiring the payment of severance pay and the amount of such severance are listed in Schedule 2.19(a);

          2.19.3 to the knowledge of the Company, the Company and its Subsidiaries are in material compliance with all federal, state, local and foreign laws, rules and regulations relating to the employment of labor, including without limitation, laws, rules and regulations relating to payment of wages, employment and employment practices, terms and conditions of employment, hours, immigration, discrimination, child labor, occupational health and safety, collective bargaining and the payment and withholding of Taxes and other sums required by governmental authorities, except such violations of such laws, rules and regulations as are not having and could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company;

          2.19.4 there is no unfair labor practice charge pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary of the Company before the National Labor Relations Board or any other federal, state or local agency or department, except such charges as are not having and could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company;

          2.19.5 in the immediately preceding two years there have not been and there are no labor strike, dispute, slowdown, sympathy strike, lockout or other form of work stoppages pending, to the knowledge of the Company, against or involving the Company or Subsidiary and there have not been in the immediately preceding two years and there is currently no recognitional picketing at any of the Company or any Subsidiary of the Company's locations, or outstanding demand by any labor organization for representation;

          2.19.6 no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary of the Company except such proceedings as are not having and could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company;

          2.19.7 no collective bargaining agreement is currently being negotiated by the Company or any Subsidiary of the Company or due to expire within six (6) months of the Effective Date;

          2.19.8 as of the date hereof, no executive officer or general manager of the Company or any Subsidiary of the Company or group of such employees has given notice to the

Company or any Subsidiary of the Company of his or her intent to terminate his or her employment;

          2.19.9 as of the date hereof, there are no employment agreements in effect, or contemplated, with regard to any employees of the Company or any Subsidiary of the Company; and

          2.19.10 all employees of the Company or any Subsidiary of the Company are employed "at will."

     2.20 Other Information.
          -----------------

     The documents and information delivered to Buyer in connection with the transactions contemplated by this Agreement together with this Agreement and the schedules and exhibits hereto and the Company's SEC Documents, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading with respect to the Company and its Subsidiaries taken as a whole.

     2.21 Environmental Matters.
          ---------------------

     Except as disclosed on Schedule 2.21, or with respect to facts, circumstances or conditions that, to the Company's knowledge, could not reasonably be expected to result in costs or expenses exceeding $1,000,000 in the aggregate:

          2.21.1 the Company and its Subsidiaries are conducting and have conducted their respective businesses and operations in compliance with all applicable Environmental Laws (as herein defined) and pursuant to all necessary government permits. There is no Environmental Claim (as herein defined) pending or threatened, against the Company or any Subsidiary of the Company or with respect to any of their respective current or former properties or assets;

          2.21.2 there are no circumstances, events or incidents, including, without limitation, the presence, release, emission, discharge, storage, generation, treatment or disposal of any Hazardous Substance (as herein defined), that could form the basis of any valid Environmental Claim against the Company or any Subsidiary of the Company with respect to any current or former parcel of real property owned by or leased to the Company or any Subsidiary of the Company (collectively, the "Real Property"). No Real Property, or other real property or previously owned or leased by the Company or any Subsidiary of the Company, is listed or proposed for listing, as sites requiring investigation or clean-up;

          2.21.3 neither the Company nor any Subsidiary of the Company has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under CERCLA or any other similar Environmental Law, or which is the subject of docketed federal, state, local or foreign enforcement actions or other investigation which could reasonably be expected to lead to claims against the Company or any Subsidiary of the Company for clean-up costs, remedial work, damages to natural resources or for personal injury claims;

          2.21.4 there have been no environmental audits, reports or reviews conducted by or which are in the possession of the Company or any Subsidiary of the Company in relation to the Real Property, and there have been no administrative or consent orders of any kind to which the Company or any Subsidiary of the Company is or has been a party, in relation to any property or facility now or previously owned or leased by the Company or any Subsidiary of the Company which have not been delivered to Buyer prior to the date hereof;

          2.21.5 no Hazardous Substance has been generated, treated, stored, released, disposed or otherwise placed or located on or deposited in the Real Property or any real property previously owned, leased or used by the Company or any Subsidiary of the Company during or prior to the ownership, or during the lease or use, of such real property by the Company or any Subsidiary of the Company in an amount which could reasonably be expected to require cleanup or other remedial action under Environmental Laws;

          2.21.6 no above-ground or underground tanks are or have ever been located under, in or about the Real Property or any real property previously owned, leased or used by the Company or any Subsidiary of the Company, which tanks were located on such real property during or prior to the ownership, lease or use of such real property by the Company or any Subsidiary of the Company; and

          2.21.7 no Real Property or any real property previously owned, leased or used by the Company or any Subsidiary of the Company is listed or is proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or any other similar Environmental Laws.

          2.21.8  The following terms shall have the meanings set forth below:

               2.21.8.1 "Affiliate", as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with that Person, except for entities controlled by any directors of such Person, which entities are otherwise unaffiliated with or unrelated to such Person.

               2.21.8.2 "Environmental Claim", as applied to any Person, shall mean any notice alleging liability (including, without limitation, liability for investigatory costs, clean-up costs, monitoring costs, governmental response costs, natural resources damages, property damages, liability for nuisance or damage to property values, personal injuries or penalties) arising out of, based on or resulting from: (a) noncompliance with Environmental Laws by such Person, or by any of its respective employees or agents, or (b) the presence or release into the environment of any Hazardous Substance, or both.

               2.21.8.3 "Environmental Laws" shall mean all applicable Federal, state, local, foreign or other statutes, laws, regulations, ordinances, rules, orders, consent decrees, judicial or administrative decisions, agreements or directives having the force of law, issued or enacted relating to: (a) pollution or protection of the environment, including natural resources; (b) exposure of any individual, including employees of the Company and its Subsidiaries, to any Hazardous Substance or other products, materials or chemicals; (c) protection of human health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of chemical or other substances from industrial or commercial activities; (d) regulation of the manufacture, use or introduction into commerce of substances, including, without limitation, use of or rights with respect to their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage and disposal; and (e) regulation generally of the use of the environment, including, without limitation, ambient air, surface water, ground water, and surface or subsurface strata. For purposes of this definition, the term "Environmental Laws" shall include, without limitation, the following statutes: (a) the Clean Air Act, as amended, 42 U.S.C. (S)(S) 7401 et seq.;
                                                                        -- ---
     (b) the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S)(S) 1251 et seq.; (c) the Resource Conservation and Recovery Act of 1976, as
          -- ---
     amended, 42 U.S.C. (S)(S) 6901 et seq. ("RCRA"); (d) the Comprehensive
                                    -- ---
     Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S)(S) 9601 et seq., ("CERCLA"); (e) the Toxic Substances Control
                           -- ---
     Act, as amended, 15 U.S.C. (S)(S) 2601 et seq.; (f) the Occupational Safety
                                            -- ---
     and Health Act, as amended, 29 U.S.C. (S) 651; (g) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S)(S) 801 et seq.
                                                                   -- ---
     ("Right-to-Know-Act"); (h) the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. (S)(S) 801 et seq.; (i) the Safe Drinking Water Act, 42
                                   -- ---
     U.S.C. (S)(S) 3008 et seq.; and (j) all applicable United States, state,
                        -- ---
     local and foreign laws, statutes, rules, regulations, judgments, orders, decrees, stipulations or charges.

               2.21.8.4 "Hazardous Substance" shall mean: (a) any "hazardous substance" as defined in CERCLA, 42 U.S.C. (S) 9601(14); (b) any "pollutant or contaminant" as defined in CERCLA, 42 U.S.C. (S) 9601(33); (c) any "hazardous waste" as defined in RCRA, 42 U.S.C. (S) 6903(5); (d) any asbestos, dioxins, polychlorinated biphenyls, uranium, radioactive isotopes and other nuclear by-products, toxic substances or petroleum products, by-products or derivatives; and (e) any other substance, material or waste, whether liquid, solid or gas, that is, or could reasonably be expected to have, a significant adverse effect upon human health of the property of third parties regulated pursuant to or under any Environmental Law.

               2.21.8.5 "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

     2.22 Indebtedness to and from Officers, Directors and Shareholders.
          -------------------------------------------------------------

     Except as disclosed in the Company SEC Reports or Schedule 2.22 hereto, to the knowledge of the Company, neither the Company nor any Subsidiary of the Company is indebted, directly or indirectly, to any person who is an officer, director or shareholder of any of the foregoing or any affiliate of any such person in any amount whatsoever, other than for salaries or bonuses for services rendered or reimbursable business expenses incurred in the ordinary course of business, nor is any such officer, director, shareholder or affiliate indebted to the Company or any Subsidiary of the Company except for advances made to employees of the Company or any Subsidiary of the Company in the ordinary course of business consistent with past practice to meet reimbursable business expenses anticipated to be incurred by such obligor.

     2.23 Vote Required.
          -------------

     The affirmative vote of the holders of the majority of the outstanding Magic Shares entitled to vote thereon is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     2.24 Intellectual Property Rights.  Except as set forth in Schedule 2.24,
          ----------------------------
the Company and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) individually or in the aggregate material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole, except for such failures to have right, title, interest in or license as could not be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in Schedule 2.24, to the knowledge of the Company neither the Company nor any Subsidiary of the Company is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property, such Intellectual Property is not being infringed by any third party, and neither the Company nor any Subsidiary of the Company is infringing any Intellectual Property of any third party, except for such defaults and infringements which, individually or in the aggregate, are not having and could not be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing.

     2.25 Takeover Provisions Inapplicable.  As of the date hereof and at all
          --------------------------------
times on or prior to the Effective Date, the restrictions of Sections 302A.671 of the Minnesota Law are, and shall be, inapplicable to the Merger and the transactions contemplated by this Agreement. Prior to the execution and approval of this Agreement, (i) the Board of Directors of the Company appointed a committee of one under Section 302A.673 Subd. 1(d) of the Minnesota Law (the "Committee"), (ii) the Committee reviewed the proposed business combination set forth in this Agreement, a proposed agreement between Marlin F. Torguson and Buyer whereby Marlin F. Torguson would agree to vote his shares in favor of the proposed merger (the "Agreement to Vote"), and a proposed proxy to be granted by Marlin F. Torguson to Buyer in connection therewith (the "Proxy") and (iii) the Committee, following such review, approved the Merger, the Agreement to Vote and the Proxy. The Company has not, and will not prior to the Effective Date, take any action which would cause the restrictions of
Section 302A.673 of the Minnesota Law to become applicable to the Merger.

     2.26 Fairness Opinion.  The Company has received the written opinions of
          ----------------
Wasserstein Perella & Co. and Furman Selz LLC financial advisors to the Company, dated the date hereof, to the effect that the consideration to be received by the Company's stockholders is fair to the stockholders of the Company from a financial point of view.

     2.27 No Excess Parachute Payments.  To the best knowledge of the Company,
          ----------------------------
no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Plan currently in effect constitutes an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code and the proposed regulations thereunder).

     2.28 Real Property.
          -------------

          2.28.1 Schedule 2.28 of the Company Disclosure Schedule identifies all real property owned by the Company and its Subsidiaries (the "Company Owned Property") and all real property leased by the Company and its Subsidiaries (the "Company Leased Property"). The Company Owned Property and Company Leased Property shall be referred to collectively as the "Company Real Property."

          2.28.2 The Company and its Subsidiaries have good and marketable title to the Company Owned Property, and a leasehold estate in the Company Leased Property, and their interests in the Company Real Property are held free and clear of any and all liens, encumbrances, restrictions, leases, options to purchase, option to lease, conditions, covenants, assessments, defects, claims or exceptions (an "Encumbrance"); except in each case for (i) the Encumbrances described on Schedule 2.28, (ii) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings or (iii) such liens, encumbrances, restrictions, leases, options to purchase, options to lease, conditions, covenants, assessments, defects, claims or exceptions as are set forth in the Company Financial Statements or that could not reasonably be expected to, either individually or in the aggregate, materially impair the current use, occupancy, value, financeability or marketability of title of the Company Real Property subject thereto or as would not be reasonably expected to have a Material Adverse Effect on the Company (the exceptions set forth in subsections (i), (ii) and (iii) above are collectively referred to herein as the "Permitted Encumbrances").

          2.28.3 True and correct copies of the documents under which the Company Leased Property is leased (the "Lease Documents"), as set forth in
Schedule 2.28, have been delivered to Buyer. The Lease Documents are unmodified and in full force and effect. There are no other agreements, written or oral, between the Company or any of its Subsidiaries and any third parties claiming an interest in the Company Real Property other than the Permitted Encumbrances. Neither the Company, any of its Subsidiaries nor, to the best knowledge of the Company, any other party is in default under the Lease Documents which defaults would, either individually or in the aggregate, have a Material Adverse Effect on the Company, and, to the best knowledge of the Company, no defaults which would, either individually or in the aggregate, have a Material Adverse Effect on the Company (whether or not subsequently cured) by the Company, any of its Subsidiaries nor any other party have been alleged under the Lease Documents.

          2.28.4 Except as disclosed in Schedule 2.28, to the best knowledge of the Company, (i) the Company Real Property complies with, and is operated in accordance with, all applicable laws affecting the Company Real Property or the ownership, improvement, development, possession, use, occupancy or operation thereof, and with any and all liens, encumbrances, agreements, covenants, conditions and restrictions (collectively "Restrictions") affecting the Company Real Property, except where the failure to comply with such laws or Restrictions, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Company; (ii) there are no material defects in the physical condition of the Company Real Property or the improvements located on the Company Real Property, except for defects which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company; and (iii) neither the Company nor any Subsidiary of the Company has received any notice from any Governmental or Regulatory Authority (a) requiring it to make any material repairs or changes to the Company Real Property or the improvements located on the Company Real Property or (b) giving notice of any material governmental actions against the Company, except for such repairs, changes or actions which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

          2.28.5 Except as disclosed in Schedule 2.28 or for such matters as could not be reasonably expected to have a Material Adverse Effect on the Company as of the date of this Agreement, to the best knowledge of the Company, there is no action, proceeding or litigation pending, contemplated or threatened: (i) to take all or any portion of the Company Real Property, or any interest therein, by eminent domain; (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, the Company Real Property or the use of development thereof; (iii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of the Company Real Property; or (iv) otherwise relating to the Company Real Property or the interests of the Company and its Subsidiaries therein, or which otherwise would interfere with the use, ownership, improvement, development and/or operation of the Company Real Property.

          2.28.6 The Company Real Property is connected to and serviced by adequate water, sewage disposal, gas and electricity facilities and material systems (heating, air conditioning, electrical, plumbing and the like) for the basic operation of the Company Real Property in its current use and such systems are operable and in good condition (ordinary wear and tear excepted) except for such lack of service, connection or failures to be operable or in good condition as could not reasonably be expected to have a Material Adverse Effect on the Company.

          2.28.7 Except for contracts or obligations entered into the ordinary course of business consistent with past practices or such sales transfers or exchanges as could not be reasonably expected to have a Material Adverse Effect on the Company, there are no contracts or other obligations outstanding for the sale, exchange or transfer of any of the Company Real Property, or any portion of it, or the business operated thereon, except as disclosed on Schedule 2.28 of the Company Disclosure Schedule.

     2.29 Title to Assets, Liens.  To the best knowledge of the Company, each of
          ----------------------
the Company and each of its Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its material tangible personal properties and assets in order to allow it to conduct, and continue to conduct, its business as currently conducted. Such material tangible personal assets and properties are sufficiently free of liens to allow each of the Company and each of its Subsidiaries to conduct, and continue to conduct, its business as currently conducted, except such liens as could not be reasonably expected to have a Material Adverse Effect on the Company, and, to the knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not alter or impair such ability in any respect which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect on the Company.

3.   REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUBSIDIARY

     Buyer and Merger Subsidiary represent and warrant to the Company that:

     3.1  Corporate Existence and Power.
          -----------------------------

     Each of Buyer and Merger Subsidiary is a corporation duly incorporated, validly existing and in active status under the laws of the State of Delaware, and has all corporate powers and authority required to carry on its business as now conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions in which the failure to be so qualified, individually or in the aggregate, are not and could not be reasonably expected to have a Material Adverse Effect on Buyer. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Each of Buyer and Merger Subsidiary has heretofore delivered to the Company true and complete copies of each of its respective articles of incorporation and bylaws as currently in effect.

     3.2  Corporate Authorization.
          -----------------------

     The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Buyer and Merger Subsidiary and have been duly authorized by all necessary corporate action on the part of Buyer and Merger Subsidiary. This Agreement has been duly and validly executed by Buyer and Merger Subsidiary and constitutes a valid and binding agreement of Buyer and Merger Subsidiary enforceable in accordance with its terms.

     3.3  Governmental Authorization.
          --------------------------

     The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation of the transactions contemplated hereby by Buyer and Merger Subsidiary require no action by or in respect of, or filing with, any governmental body, agency, official or authority, other than such consents, approvals, actions, filings and notices which the failure to make or obtain could not be reasonably expected to have a Material Adverse Effect on Buyer and Merger Subsidiary or on the ability of Buyer and Merger Subsidiary to consummate the transactions contemplated hereby and:

          3.3.1 the filing of articles of merger in accordance with the applicable laws of the state of Delaware and the filing of appropriate documents with relevant authorities of other states in which Merger Subsidiary is qualified to do business;

          3.3.2 compliance with any applicable requirements of the HSR Act;

          3.3.3 compliance with any applicable requirements of the Exchange Act;

          3.3.4 compliance with any applicable requirements of the Nevada Gaming Control Board and the Nevada Gaming Commission (the "Nevada Authorities") and the Louisiana Authorities, the Mississippi Authorities and the Argentina Authorities and the rules and regulations promulgated under each of the foregoing (the "Buyer Gaming Laws").

     3.4  Non-Contravention.
          -----------------

     The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby do not and will not:

          3.4.1 contravene or conflict with the articles of incorporation or bylaws of Buyer or Merger Subsidiary;

          3.4.2 subject to obtaining the consents and approvals described in
Section 3.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree of any Governmental or Regulatory Authority binding upon or applicable to Buyer, Merger Subsidiary or any other Subsidiary of Buyer, except such contraventions, conflicts and violations which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Buyer or its ability to consummate the transactions contemplated hereby;

          3.4.3 subject to obtaining the consents and approvals described in
Section 3.3, constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or material obligation of Buyer and Merger Subsidiary or to a loss of any material benefit to which Buyer and Merger Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Buyer and Merger Subsidiary or any license, franchise, permit or other similar authorization held by Buyer and Merger Subsidiary, except such defaults, terminations, cancellations or accelerations which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Buyer or its ability to consummate the transactions contemplated hereby; or

          3.4.4 subject to obtaining the consents and approvals described in
Section 3.3, result in the creation or imposition of any Lien on any asset of Buyer and Merger Subsidiary, except such Liens which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Buyer or its ability to consummate the transactions contemplated hereby.

     3.5  Licenses.
          --------

     The Buyer and each of its Subsidiaries and each of their respective directors, officers, gaming managers and other key employees possess all licenses (including gaming licenses issued pursuant to the Mississippi Authorities, the Louisiana Authorities and the Nevada Authorities), permits, authorizations, approvals, findings of suitability, franchises, and orders ("Buyer Permits") of any Governmental or Regulatory Authority which are necessary for the Buyer to engage in the business of owning and operating the casino facilities and the businesses and operations owned and operated by the Buyer and such Subsidiary, each of which is in full force and effect in all material respects, except such permits, licenses, variances, exemptions, orders and approvals which the failure to hold, individually or in the aggregate, is not having and could not reasonably be expected to have a Material Adverse Effect on the Buyer. The Buyer and each of its Subsidiaries are in compliance with the terms of the Buyer Permits, and all other Federal, state, local or foreign statutes, rules, regulations, findings of suitability, license, registration or other authorization, including any condition or limitation thereon (including any Federal, foreign or state laws relating to currency transactions), except failures to so comply which, individually or in the aggregate, are not having and could not reasonably be expected to have a Material Adverse Effect on the Buyer. Except as disclosed in the annual reports on Form 10-K with respect to the year ended December 31, 1996 and the quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (the "Buyer SEC Reports") filed prior to the date of this Agreement, neither the Buyer nor any of its Subsidiaries are in violation of or default under any law, regulation or order of any Governmental or Regulatory Authority, except for such violations or defaults which, individually or in the aggregate, do not and could not reasonably be expected to have a Material Adverse Effect on the Buyer. To the best knowledge of the Buyer, no event has occurred which permits, or upon the giving of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension or termination of any Buyer Permit that currently is in effect the loss of which either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Buyer. To the best knowledge of the Buyer, the Buyer and its Subsidiaries and each of their respective directors, officers, gaming managers and other key employees are in compliance with the terms of the Buyer Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Buyer. No investigation or review by any Governmental or Regulatory Authority with respect to the Buyer or any of its Subsidiaries is pending, or, to the best knowledge of the Buyer, threatened, nor has any governmental entity indicated to the Buyer an intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Buyer. Except as disclosed in this
Section 3.5, to the best knowledge of the Buyer, neither the Buyer nor any Subsidiary nor any director, officer, gaming manager or key employee of the Buyer or any Subsidiary has received any written claim, demand, notice, complaint, court order or administrative order from any governmental entity in the past three years, asserting that a license of it or them, as applicable, under any Buyer Gaming Laws, should be revoked or suspended except such revocations or suspensions as could not be reasonably expected to have a Material Adverse Effect on the Buyer. Neither the Buyer nor any of its Subsidiaries knows of any facts, which, if known to the regulators under the Buyer Gaming Laws, could reasonably be expected to result in the revocation or suspension of a license of its or them, or of any officer, directors, gaming manager, or key employee under any Buyer Gaming Laws or would be reasonably expected to disqualify it or them from licensing under the Buyer Gaming Laws, except such revocations, suspensions or disqualifications as could not be reasonably expected to have a Material Adverse Effect on the Buyer. Neither the Buyer nor any of its Subsidiaries has suffered a suspension or revocation of any material license held under the Buyer Gaming Laws that has had or could be reasonably expected to have a Material Adverse Effect on the Buyer.

     3.6  Litigation and Administrative Matters.
          -------------------------------------

     Except as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement, there is no action, suit or proceeding pending or, to the best knowledge of Buyer, threatened against, relating to or affecting, nor, to the knowledge of Buyer, are there any Governmental or Regulatory Authority investigations or audits pending before any court or governmental agency, authority or body or arbitrator against, relating to or affecting, Buyer or any of its Subsidiaries or any of their respective assets or properties which, individually or in the aggregate, could be reasonably expected to have a Material Adverse Effect the ability of Buyer of Merger Subsidiary to consummate the transactions contemplated by this Agreement.

     3.7  Financing.
          ---------

     Buyer has sufficient cash on hand or available through credit facilities to acquire at the Buyer's request all issued and outstanding Magic Shares in accordance with this Agreement and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement.

4.   COVENANTS OF THE COMPANY

     The Company agrees that:

     4.1  Conduct of the Company.
          ----------------------

     From the date hereof until the Effective Time, except with the prior written consent of Buyer, each of the Company and its Subsidiaries shall conduct its business in the ordinary course consistent with past practice and, to the extent consistent therewith, shall use its best efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing and except as contemplated by this Agreement and the Schedules hereto, from the date hereof until the Effective Time neither the Company nor any of its Subsidiaries will take any of the following actions, except in the ordinary course of business consistent with past practice, without the prior written consent of Buyer, which shall not be unreasonably withheld:

          4.1.1 amend its articles of incorporation or bylaws as in force and effect on the date hereof;

          4.1.2 fail to make any scheduled principal or interest payment on indebtedness evidenced by its Debt Instruments;

          4.1.3 issue any capital stock or options, warrants or other rights to purchase any capital stock or any securities convertible or exchangeable for shares of such stock or commit to do any of the foregoing, other than the issuance of Magic Shares upon the exercise of stock options, warrants or convertible securities outstanding on the date of this Agreement;

          4.1.4 in any twelve-month period, borrow more than $5,000,000 or incur, assume or guarantee any debt for borrowed money in excess of $5,000,000 or prepay any indebtedness, except in the ordinary course of business; provided that the Company agrees that it will notify Buyer prior to borrowing more than $1,000,000 or incurring, assuming or guaranteeing any debt for borrowed money in excess of $1,000,000 in any twelve-month period;

          4.1.5 enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any existing or prospective director, officer, employee or consultant of or to the Company or any Subsidiary of the Company;

          4.1.6 except to the extent required by written employment agreements existing or Company policies in effect on the date of this Agreement, increase benefits payable under any existing severance or termination pay policies or employment agreements, nor adopt any new severance or termination policy, not enter into agreements respecting the foregoing;

         4.1.7 increase compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, except to the extent required under the terms of any agreements existing on the date of this Agreement;

         4.1.8 make any loan, advance or capital contribution to or investment in any person or otherwise pledge the credit of the Company or any Subsidiary of the Company, or mortgage, pledge or subject to any of their respective assets to any Liens, claims or encumbrances, except for employee advances, sales to customers on credit or loans, or advances or investments in Subsidiaries of the Company consistent with past practices and only in the ordinary course of business;

         4.1.9 fail to comply in any material respect with any laws, ordinances, regulations or other governmental restrictions applicable to the Company or any Subsidiary of the Company, including, but not limited to, any Environmental Law, which failure would reasonably be expected to have a Material Adverse Effect on the Company;

         4.1.10 declare or pay any dividend or distribution on any share of capital stock or other securities of the Company or any Subsidiary of the Company;

         4.1.11 repurchase, redeem or otherwise acquire any outstanding capital stock or other securities of, or other ownership interests in the Company or any Subsidiary of the Company;

         4.1.12 merge or consolidate with, purchase substantially all or any substantial part of the assets of, or otherwise acquire any business or any proprietorship, firm, association, corporation or other business organization or division thereof except as contemplated hereby, or in connection with the exercise of fiduciary obligations in accordance with applicable law upon the consummation of a transaction that is deemed to be a Superior Proposal (as defined herein);

         4.1.13 grant any powers of attorney (other than special powers of attorney granted in the ordinary course of business);

         4.1.14 make, or make any commitments for, capital expenditures except as set forth in the budget attached hereto as Schedule 4.1 plus an amount in excess of 10% of the aggregate amount set forth therein, and except, in addition to such capital expenditures, amounts not to exceed $1,000,000 for any individual commitment or $5,000,000 for all such commitments taken in the aggregate in any twelve-month period, without the prior written consent of Buyer, which consent shall not be unreasonably withheld; provided, however, said written consent shall not be necessary in the event of a bona-fide emergency wherein the Company will suffer irreparable harm if it does not make the capital expenditure immediately, provided, further, however, that the incurrence of such capital expenditure without consent in excess of the limitations provided herein shall nonetheless constitute a failure of condition; and provided further that the Company agrees that it will notify Buyer prior to making any capital expenditure in excess of $500,000 or aggregate capital expenditures in excess of $1,000,000 in any twelve-month period;

          4.1.15 adopt, amend or terminate or propose to adopt, amend or terminate any welfare plan, retirement plan or benefit arrangements, other than such adoptions, amendments, or terminations disclosed in this Agreement or a Schedule to this Agreement or otherwise required by applicable law;

          4.1.16 enter into any transaction, commitment, contract or agreement relating to the disposition of any material portion of its assets or business or relinquishment of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice; or

          4.1.17 change any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles.

     4.2  Other Offers.
          ------------

     From the date hereof until the termination hereof, the Company and its Subsidiaries and the officers, directors, employees or other agents of the Company and its Subsidiaries including, without limitation, its respective counsel, accountants, investment advisors or other advisors or representatives ("Personnel"), will not, directly or indirectly, (a) take any action to solicit, initiate or encourage, or take any other action to facilitate, any Acquisition Proposal (as hereinafter defined) or (b) discuss or engage in negotiations with, or disclose any non-public information relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records of the Company or any Subsidiary of the Company to, any Person that may be considering making, or has made, an Acquisition Proposal or (c) agree to approve, recommend or enter into any agreement regarding, an Acquisition Proposal unless, in each of (a) through (c), all of the following events have occurred: (1) the Company has received an unsolicited, written, bona fide Acquisition Proposal from a third party; (2) the Company's Board of Directors shall conclude in good faith, after consultation with its legal and financial advisers, that such Acquisition Proposal, after taking into account whether it is reasonably likely to be financeable, is superior from a financial point of view to the terms of the transaction set forth in this Agreement; and (3) the Company's Board of Directors shall have determined, after consultation with its outside legal counsel, that the failure to take such action in respect of such Acquisition Proposal would result in a substantial risk of liability for a breach of fiduciary duties of the members of the Company's Board of Directors under applicable law (a "Superior Proposal"). The Company will promptly notify Buyer after receipt of any Acquisition Proposal, including a Superior Proposal, or any indication that any person is considering making an Acquisition Proposal, including a Superior Proposal, or any request for non-public information relating to the Company or any Subsidiary of the Company or for access to the properties, books or records of the Company or any Subsidiary of the Company by any Person that may be considering making, or has made, an Acquisition Proposal, including a Superior Proposal,

(including the terms thereof and the identity of the third party) and will keep Buyer fully informed of the status and details of any such Acquisition Proposal, including a Superior Proposal, indication or request including furnishing Buyer a copy of any such Acquisition Proposal, including a Superior Proposal, indication or request. The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a tender offer or a merger or other business combination involving the Company or any Subsidiary of the Company or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company, other than the transactions contemplated by this Agreement.

     4.3  Shareholder Meeting.
          -------------------

     The Company shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement. Unless the Company receives a Superior Proposal, the Company will, through its board of directors, recommend to its shareholders approval of such matters and shall not withdraw, modify or change its recommendation in a manner adverse to Buyer.

5.   COVENANTS OF BUYER

     Buyer agrees that:

     5.1  Obligations of Merger Subsidiary.
          --------------------------------

     Buyer will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     5.2  Directors' and Officers' Indemnification and Insurance.
          ------------------------------------------------------

          5.2.1 Except to the extent required by law, until the fifth anniversary of the Effective Time, neither Buyer nor the Surviving Corporation will take any action so as to amend, modify or repeal the provisions for indemnification of directors, officers, employees or agents contained in the certificates or articles of incorporation or bylaws (or other comparable charter documents) of the Company or any of its Subsidiaries as of the date of this Agreement in such a manner as would adversely affect the rights of any individual who shall have served as a director, officer, employee or agent of the Company or any of its Subsidiaries prior to the Effective Time (each an "Indemnified Party") to be indemnified by the Company or its Subsidiaries or the Surviving Corporation in respect of their serving in such capacities prior to the Effective Time.

          5.2.2 Buyer shall, until the second anniversary of the Effective Time, cause the Surviving Corporation to maintain in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time.

          5.2.3 In the event the Surviving Corporation (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in Sections 5.2.1 and 5.2.2.

          5.2.4 The provisions of this Section 5.2 are intended to be for the benefit of, and shall be enforceable by, each party entitled to insurance coverage under Section 5.2.2 above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights such party may have under the certificate or articles of incorporation or bylaws of the Surviving Corporation or any of its Subsidiaries, under Minnesota Law or otherwise.

     5.3  Employee Benefit Plans.
          ----------------------

          For a period of no less than twelve months following the Closing Date, Buyer shall provide each employee of the Surviving Corporation or its Subsidiaries with benefits that are at least substantially equivalent in the aggregate to those provided under the Plans in effect on the Closing Date, provided, that Buyer, in providing such substantially equivalent benefits, shall not be required to provide or maintain any particular Plan or benefit which was provided to or maintained for such employee prior to the Closing. Buyer agrees that, for purposes of all employee benefit plans (including, but not limited to, all "employee benefit plans" within the meaning of Section 3(3) of ERISA, all deferred compensation arrangements, all policies and employee fringe benefit programs, vacation policies, etc.) of Buyer (such plans, programs, policies and arrangements, the "Buyer Plans") in which such employees may participate following the Closing under which an employee's eligibility or benefits depends, in whole or in part, on length of service, credit will be given to the employees of the Surviving Corporation for service previously credited with the Company prior to the Closing, provided that such crediting of service shall not be given for benefit accrual purposes under any Buyer Plan. Such employees shall also be given credit for any deductible or copayment amounts paid in respect of a plan year in which the Closing Date occurs. Buyer shall also cause each Buyer Plan to waive (a) any preexisting condition restrictions or (b) any waiting period limitations for all employees of the Surviving Corporation or its Subsidiaries hired or employed as of the Closing Date.

     5.4  Employee Matters.
          ----------------

          Buyer agrees to cause the Surviving Corporation to employ for a period of six months following the Effective Date each employee of the Company or any of its Subsidiaries who is employed by the Company or its Subsidiaries in one or more of the positions listed on Schedule 5.4 attached hereto at the Effective Time and to provide such employee at least the same compensation during such six-month period as the Company provided such employee at the Effective Time.
In the event that Buyer or the Surviving Corporation terminates the employment of any such employee prior to the expiration of such six-month period for any reason other than "for cause," Buyer will, or will cause the Surviving Corporation to, pay severance to such employee in an amount equal to the compensation that such employee would have received if he had been employed for the remainder of such six-month period at the level of compensation paid to such employee at the Effective Time. As used herein, "for cause" shall mean (a) the material failure of an employee to perform the duties commensurate with such employee's position and assigned to such employee by his supervisor, (b) habitual intoxication or inexcusable, repeated or prolonged absence from work,
(c) perpetration by the employee of a fraud against the Surviving Corporation or Buyer, (d) commission of a felony by the employee or (e) the loss or suspension of a license or finding of suitability from any Governmental or Regulatory Authority.

6.   COVENANTS OF BUYER, MERGER SUBSIDIARY AND THE COMPANY

     The parties hereto agree that:

     6.1  Best Efforts.
          ------------

     Subject to the terms and conditions of this Agreement, each party will use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     6.2  Certain Filings.
          ---------------

     The Company and Buyer and Merger Subsidiary shall (a) cooperate with one another as soon as practicable in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required (including, without limitation, any filing requirements under the HSR Act), or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, promptly take all actions necessary to make filings required by the Company, Merger Subsidiary and Buyer or their affiliates with all applicable Governmental and Regulatory Authorities and third parties furnishing at the earliest practicable date information required in connection therewith and seek to obtain all such actions, consents, approvals or waivers.

     6.3  Public Announcements.
          --------------------

     Each of the parties hereto agree that all press releases and other announcements, whether written or oral, to be made by any of them with respect to the Merger shall be subject to mutual agreement and consent prior to the dissemination thereof; provided, however, either party may make any announcements required by applicable law, New York Stock Exchange or NASDAQ Stock Market rules so long as the party so required notifies the other party promptly upon learning such requirement and in good faith attempts to comply with this Section.

     6.4  Further Assurances.
          ------------------

     At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     6.5  Preparation of Proxy Statement.
          ------------------------------

     The Company shall promptly prepare and file with the SEC the Proxy Statement and shall use its best efforts to have such statement reviewed by the SEC and distributed to shareholders of the Company as soon as practicable after such filing. Buyer and Merger Subsidiary shall, cooperate with the Company in the preparation of the Proxy Statement and provide the Company with such information as the Company reasonably requests for preparation of and inclusion in the Proxy Statement.

     6.6  Access to Information.
          ---------------------

     From the date hereof until the Effective Time, each of the Company and Buyer will give the other party (for purposes of this Section 6.6, the "requesting party") and the requesting party's counsel, financial advisors, auditors and other authorized representatives full access during business hours and upon reasonable notice to its offices, properties, books and records and the offices, properties, books and records of its Subsidiaries, will furnish to the requesting party and the requesting party's counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct the its employees, counsel and financial advisors to cooperate with the requesting party in the requesting party's investigation of the business of the other party and the business of the other party's Subsidiaries; provided that no
                                                                --------
investigation pursuant to this Section shall affect any representation or warranty given hereunder by the any party hereto to any other party hereto. Any such information or material obtained pursuant to this Section 6.6 that constitutes Evaluation Materials (as such term is defined in the letter agreement dated as of March 20, 1997, between Company and Buyer (the "Confidentiality Agreement")) shall be governed by the terms of the Confidentiality Agreement.

     6.7  Notices of Certain Events.
          -------------------------

     Each party hereto shall promptly notify the other of:

          6.7.1 any material notice or other communication from any person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          6.7.2 any material notice or other communication to or from any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement; and

          6.7.3 any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting such party or any Subsidiary of such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.13 or Section 3.6, as appropriate, or which relate to the consummation of the transactions contemplated by this Agreement.

7.   CONDITIONS TO THE MERGER

     7.1  Conditions to the Obligations of Each Party.
          -------------------------------------------

     The obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          7.1.1 any applicable waiting period (and any extension thereof) under the HSR Act relating to the Merger shall have expired;

          7.1.2 no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prevent or prohibit the consummation of the Merger, except for any such law, regulation, injunction, order or decree of the Argentina Authorities that prevents or prohibits the consummation of the Merger because of the condition of or actions by Buyer or Merger Subsidiary;

          7.1.3 other than the filing of the Certificate of Merger, (i) all approvals, consents, waivers, and filings with and notices to any Governmental or Regulatory Authority to consummate the transactions contemplated hereby, the failure of which to be obtained or taken could be reasonably expected to have a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole, or on the ability of Buyer and the Company to consummate transactions, (except such consents or approvals as may be required to be obtained from the Argentina Authorities in connection with the transactions contemplated hereby as a result of the condition of or actions by Buyer or Merger Subsidiary), and (ii) all approvals, consents, waivers, filings and notices listed on Schedule 7.1.3 hereto shall have been obtained (and each party hereto shall have received copies thereof) without the imposition of any conditions which are not reasonably satisfactory to Buyer or the Company; such approvals, consents and waivers shall be in effect and no proceeding shall have been initiated or threatened with respect thereto; all applicable waiting periods with respect to such approvals, consents and waivers shall have expired; all conditions and requirements prescribed by law or by such approvals, consents and waivers shall have been satisfied; and any approvals, consents and waivers shall not impose regulatory conditions under decisions or interpretations in effect as of the date of this Agreement which would jeopardize the gaming licenses presently issued to the Company or its Subsidiaries by the Mississippi Gaming Commission, the Louisiana Control Board or the Argentina Authorities or any of the gaming licenses issued to Buyer or its Subsidiaries by the Nevada Control Board or jeopardize any of the contracts by and between the Company or the Buyer with any of the foregoing in a manner that would be reasonably expected to have a Material Adverse Effect on the Company or Buyer, respectively, except such regulatory conditions as may be imposed by the Argentina Authorities as a result of the condition of or actions by Buyer or Merger Subsidiary;

          7.1.4 this Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the issued and outstanding Magic Shares;

          7.1.5 no court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of the Company and its Subsidiaries or the Buyer and its Subsidiaries after the Effective Time, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted by any person before any court, arbitrator or governmental body, agency or official and be pending;

     7.2  Conditions to the Obligations of Buyer and Merger Subsidiary.
          ------------------------------------------------------------

     The obligations of Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

          7.2.1 except, in the case of representations and warranties, for any matters that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company, the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time, or in the case of representations and warranties made as of a specified date earlier than the Closing Date, on or as of such earlier date, and Buyer shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company attesting to the matters set forth in this Section 7.2.1;

          7.2.2 Buyer shall have received all documents it may reasonably request relating to the existence of the Company and its Subsidiaries and the authority of the Company for this Agreement, all in form and substance reasonably satisfactory to Buyer;

          7.2.3 Buyer shall have been furnished at the Closing with the opinions of Milbank, Tweed, Hadley & McCloy, special counsel to the Company, and Frommelt & Eide, Ltd., counsel to the Company, each dated the Closing Date, addressed to Buyer in a form reasonably acceptable to Buyer;

          7.2.4 there shall not have occurred between the date hereof and the Effective Time any Material Adverse Change in the consolidated results of operations, financial condition, assets, liabilities (whether absolute, accrued, contingent or otherwise), or business of the Company and its Subsidiaries, taken as a whole, which Material Adverse Change has not been adequately reserved for in the Company Financial Statements;

          7.2.5 holders of no more than 10% of the issued and outstanding Magic Shares shall have made the demands and given the notices required under Minnesota Law to assert dissenters' appraisal rights;

          7.2.6 Buyer shall have received all regulatory approval for the Merger and the transactions contemplated thereby from the Mississippi Gaming Commission, the Louisiana Gaming Control Board, the Argentina Authorities and Nevada Authorities, except for such consents and approvals as may be required to be obtained from the Argentina Authorities in connection with the transactions contemplated hereby as a result of the condition of or actions by Buyer or Merger Subsidiary; and

          7.2.7 if requested by Buyer, the Effective Time shall occur on or after October 15, 1998.

     7.3  Conditions to Obligations of the Company.
          ----------------------------------------

     The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

          7.3.1 Each of Buyer and Merger Subsidiary shall have performed in all material respects all of its respective obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of Buyer and Merger Subsidiary contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time, or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on or as of such earlier date and the Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Buyer attesting to the matters set forth in this Section 7.3.1;

          7.3.2 The Company shall have received all documents it may reasonably request relating to the existence of Buyer and its subsidiaries and the authority of Buyer for this Agreement, all in form and substance satisfactory to the Company; and

          7.3.3 The Company shall have been furnished at the Closing with an opinion of Irell & Manella LLP, counsel to Buyer, dated the Closing Date, addressed to the Company in a form reasonably acceptable to the Company.

8.   TERMINATION

     8.1  Termination.
          -----------

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

          8.1.1 by mutual written consent of the parties hereto duly authorized by action taken by or on behalf of their respective boards of directors; or

          8.1.2 by either the Company or Buyer, if the Merger has not been consummated by October 31, 1998 (subject to Section 8.1.11) and the failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party; or

          8.1.3 at the election of the Company if any one or more of the conditions to the obligation of the Company to close as set forth in Section 7.1 or 7.3 has not been fulfilled as of October 31, 1998 (subject to Section 8.1.11); or

          8.1.4 at the election of Buyer if any one or more of the conditions to the obligation of Buyer to close as set forth in Section 7.1 or 7.2 has not been fulfilled as of October 31, 1998 (subject to Section 8.1.11); or

          8.1.5 at the election of the Company if Buyer or Merger Subsidiary has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured within thirty (30) days following receipt by Buyer or Merger Subsidiary of written notice of such breach; or

          8.1.6 at the election of Buyer if the Company has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement (so long as, in the case of representations and warranties, such breach relates to matters that could reasonably be expected to have a Material Adverse Effect), which breach cannot be or is not cured within thirty
(30) days following receipt of the Company of written notice of such breach; or

          8.1.7 by either the Company or Buyer, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable, except for such laws, regulations, judgments, injunctions, orders or decrees of the Argentina Authorities that render the consummation of the Merger illegal or otherwise prohibited or enjoined because of the condition of or actions by Buyer or Merger Subsidiary; or

          8.1.8 by the Company or Buyer if the shareholders of the Company have not approved the Merger on or before October 31, 1998; or

          8.1.9 by the Company if (i) the Company shall receive a Superior Proposal, (ii) the Company has given Buyer at least five business days notice of the Superior Proposal and the determination of the Board of Directors pursuant to this section, and (iii) the Company shall not have received a proposal from Buyer believed by the Board of Directors of the Company, upon consultation with financial advisors and counsel, to be the equivalent of or superior to the Superior Proposal; or

          8.1.10 by Buyer, if the Company's Board of Directors shall have withdrawn or modified in a manner adverse to Buyer its approval or recommendation of this Agreement or the Merger or shall have approved or recommended an Acquisition Proposal.

          8.1.11 Notwithstanding anything to the contrary contained in clauses 8.1.2, 8.1.3 or 8.1.4, the termination date provided in such clauses shall automatically be extended to March 31, 1999 (and neither party shall have rights of termination under such clauses until such date) so long as the parties are proceeding in good faith to effectuate the consummation of the Merger and the sole unsatisfied condition as of October 31, 1998 is receipt of regulatory consents and approvals required to consummate the Merger.

     8.2  Effect of Termination.
          ---------------------

     If this Agreement is terminated and the transactions contemplated hereby are not consummated pursuant to Section 8.1, this Agreement shall become void and of no further force and effect, except for the provisions of Section 6.6 hereof relating to confidentiality and the provisions of Section 6.3, 8.2 and
9.4. Except as provided in Section 9.4 hereof, if this Agreement is properly terminated as provided herein, no party to this Agreement shall have any liability; provided however, that nothing in this Section 8.2 shall relieve any
           -------- -------
party from liability hereunder in respect of a termination due to willful breach of this Agreement by it or willful failure by it to perform its obligations hereunder.

9.   MISCELLANEOUS

     9.1  Notices.
          -------

     Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed or sent by facsimile transmission with telephone confirmation, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, upon receipt if telegraphed or sent by facsimile transmission, or if mailed, three days after the date of mailing, as follows:


       If to Buyer or           Hollywood Park, Inc.
    Merger Subsidiary:          1050 South Prairie Avenue
                                Inglewood, California 90301
                                Attention:  G. Michael Finnigan
                                Facsimile:  (310) 673-2582

       With a copy to:          Irell & Manella, LLP
                                1800 Avenue of the Stars, Suite 900
                                Los Angeles, California 90067-4276
                                Attention:  Alvin G. Segel, Esq.
                                Facsimile:  (310) 203-7199

        If to Company:          Casino Magic Corp.
                                711 Casino Magic Drive
                                Bay St. Louis, Mississippi  39520
                                Attention:  Marlin Torguson
                                Facsimile:  (228) 467-7998

       With a copy to:          Frommelt & Eide, Ltd.
                                580 International Centre
                                900 Second Avenue South
                                Minneapolis, Minnesota 55402
                                Attention:  Roger H. Frommelt, Esq.
                                Facsimile:  (612) 342-2761

                                and

                                Milbank, Tweed, Hadley & McCloy
                                601 South Figueroa Street, 30th Floor
                                Los Angeles, California  90017
                                Attention:  Eric H. Schunk, Esq.
                                Facsimile:  (213) 629-5063


     Any party can change notice address, facsimile number or other information for proposal notice by specifying such change to the parties hereto.

     9.2  No Survival of Representations and Warranties.
          ---------------------------------------------

     The representations, warranties, covenants and agreements contained herein (other than the covenants and agreements set forth in Section 1.7, 1.8, 5.2, 5.3, 5.4 and this Article 9) and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time of this Agreement.

     9.3  Amendments; No Waivers.
          ----------------------

          9.3.1 Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Buyer and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the
                 --------
shareholders of the Company, no such amendment or waiver shall, without the further approval of such shareholders, alter or change:

                9.3.1.1 The amount or kind of consideration to be received in exchange for any shares of capital stock of the Company; or

                9.3.1.2 Any material term of the certificate of incorporation of the Surviving Corporation.

          9.3.2 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     9.4  Expenses.
          --------

          9.4.1 Each of the parties hereto will bear and pay their respective fees and expenses incurred in connection with the proposed transaction, whether incurred prior to or after the date hereof, including, without limitation, accounting, legal, broker, investment banking and appraisal fees.

          9.4.2 The Company shall pay Buyer in immediately available funds the sum of $3,500,000 in the event that this Agreement is terminated, pursuant to Sections 8.1.6, 8.1.8, 8.1.9 or 8.1.10; provided that in any such event the payment of such amount shall constitute the sole recourse and remedy of Buyer and Merger Subsidiary with respect to any breach of a representation, warranty, covenant, or agreement by the Company. Payment of such funds shall occur within five business days after such termination of this Agreement.

     9.5  Successors and Assigns.
          ----------------------

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its
--------
rights or obligations under this Agreement without the consent of the other parties hereto.

     9.6  Governing Law.
          -------------

     Except to the extent that the laws of the province of Neuquen, Argentina and the States of Mississippi, Louisiana, Nevada and Delaware or other sovereign states or nations are mandatorily applicable to the Merger, this Agreement shall be construed in accordance with and governed by the law of the State of Minnesota.

     9.7  Counterparts; Effectiveness.
          ---------------------------

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     9.8  Superseding Agreement, Parties in Interest.
          ------------------------------------------

     This Agreement, the exhibits hereto and the Schedules hereto delivered pursuant to this Agreement contain the entire agreement between the parties hereto with respect to the transactions contemplated herein and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, commitments, writings and understandings other than Confidentiality Agreement, which shall remain in full force and effect. This Agreement is not intended to confer upon any other persons any rights or remedies hereunder, except Section 1.7, 1.8, 5.2, 5.3 and 5.4 hereof which shall inure to the benefit of and be enforceable by Indemnified Parties and the officers, directors, agents and employees of the Company.

     9.9  Schedules and Exhibits.  All Schedules and Exhibits attached hereto or
          ----------------------
referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. An exception to a representation or warranty disclosed in any Schedule or elsewhere this Agreement shall constitute an exception to all other representations and warranties made in this Agreement even if such exception is not included in each such other representation, warranty or applicable Schedule.

     9.10 Invalid Provisions.
          ------------------

     If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                       HOLLYWOOD PARK, INC.


                       By /s/ G. Michael Finnigan
                          _________________________________
                          Name:  G. Michael Finnigan
                          Title: CFO



                       CASINO MAGIC CORP.


                       By /s/ Marlin F. Torguson
                          _________________________________
                          Name:  Marlin F. Torguson
                          Title: Chairman of the Board


                       HP ACQUISITION II, INC.


                       By /s/ G. Michael Finnigan
                          _________________________________
                          Name:  G. Michael Finnigan
                          Title: CEO AND CFO